Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Newpark, Resources, Inc.:
Form S-8 No. 33-22291 (the Newpark Resources, Inc. 1988 Incentive Stock Option Plan);

Form S-8 No. 33-54060 (the Newpark Resources, Inc. Amended and Restated 1988 Incentive Stock Option Plan);

Form S-8 No. 33-62643 (the Newpark Resources, Inc. Amended and Restated 1988 Incentive Stock Option Plan, as amended);

Form S-8 No. 33-83680 (the Newpark Resources, Inc. 1993 Non-Employee Directors’ Stock Option Plan and the Newpark Resources, Inc. Amended and Restated 1988 Incentive Stock Option Plan, as amended);

Form S-8 No. 333-07225 (the Newpark Resources, Inc. 1995 Incentive Stock Option Plan and the Newpark Resources, Inc. 1993 Non-Employee Directors’ Stock Option Plan, as amended);

Form S-8 No. 333-33624 (the Newpark Resources, Inc. 1999 Employee Stock Purchase Plan);

Form S-8 No. 333-39948 (the Newpark Resources, Inc. 1995 Incentive Stock Option Plan, as amended);

Form S-8 No. 333-106394 (the Newpark Resources, Inc. 2003 Long Term Incentive Plan) and Post-Effective Amendment No. 1 to Registration Statement No. 333-106394 on Form S-8;

Form S-8 No. 333-118140 (the Newpark Resources, Inc. 2004 Non-Employee Directors’ Stock Option Plan) and Post-Effective Amendment No. 1 to Registration Statement No. 333-118140 on Form S-8;

Form S-8 No. 333-141577 (the Newpark Resources, Inc. 2006 Equity Incentive Plan, 1999 Employee Stock Purchase Plan (as amended) and individual awards);

Form S-8 No. 333-156010 (the Newpark Resources, Inc. 2008 Employee Stock Purchase Plan); and

Form S-3 No. 333-156009 and related prospectus
of our report dated March 6, 2008 (except as to the classification of the U.S. Environmental Services business as continuing operations discussed in Note 2 as to which the date is March 6, 2009), with respect to the consolidated financial statements of Newpark Resources, Inc. at December 31, 2007, and for each of the two years in the period ended December 31, 2007, included in this Annual Report (Form 10-K) for the year ended December 31, 2008.
/s/ Ernst & Young LLP
Houston, Texas
March 6, 2009